                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                         OF SHORELINE AMPHITHEATRE, LTD.

Nicholas P. Clainos and Franklin D. Rockwell, Jr. certify that:

            1. They are the President and Secretary, respectively, of Shoreline Amphitheatre, Ltd., a California corporation.

            2. An Article designated Article Fifth is added to the Articles of Incorporation to read as follows:

                                 "ARTICLE FIFTH

            a. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            b. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by said Section 317, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

            c. Any repeal or modification of the foregoing provisions of this Article Fifth shall not adversely affect any right of indemnification or limitation of liability of an agent of the corporation relating to acts or omissions occurring prior to such repeal or modification."

            3. The amendment herein set forth has been duly approved by the Board of Directors.

            4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of voting shares and the number of outstanding voting shares is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.


Date: 1-21-88, 1988                       /s/ Nicholas P. Clainos
                                          -----------------------------------
                                              Nicholas P. Clainos, President

Date: 1-21-88, 1988                       /s/ Franklin D. Rockwell, Jr.
                                          -----------------------------------
                                              Franklin D. Rockwell, Jr.
                                              Secretary

            I, Nicholas P. Clainos, declare under penalty of perjury under the laws of the State of California that I have read the foregoing certificate and know the contents thereof and that the same is true of my own knowledge.
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Dated: 1-21-88, 1988                      /s/ Nicholas P. Clainos
                                          -----------------------------------
                                              Nicholas P. Clainos


            I, Franklin D. Rockwell, Jr., declare under penalty of perjury under the laws of the State of California that I have read the foregoing certificate and know the contents thereof and that the same is true of my own knowledge.


Dated: 1-21-88 , 1988                     /s/  Franklin D. Rockwell, Jr.
                                               Franklin D. Rockwell, Jr.
                                               Secretary


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                            ARTICLES OF INCORPORATION

                                       OF

                          SHORELINE AMPHITHEATRE, LTD.


                                        I

The name of the corporation is Shoreline Amphitheatre, Ltd.

                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is:

                        Richard L. Greene
                        Greene, Radovsky, Maloney & Share
                        One Market Plaza Spear Street Tower, Suite 3200 San Francisco, CA 94105

                                       IV

The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one hundred thousand (100,000), no par value.

Dated: February 21, 1986.



                                                /s/  Richard L. Greene
                                                -----------------------
                                                RICHARD L. GREENE



I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                                /s/  Richard L. Greene
                                                -----------------------
                                                RICHARD L. GREENE


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